Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES 2010

THIRD QUARTER FINANCIAL RESULTS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510 kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (October 29, 2010) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces third quarter 2010 financial results. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Third Quarter 2010 Highlights:

•	Dividend of $0.18 per share, an increase of 5.9%

•	Net interest margin of 4.31%

•	Allowance for loan losses at 1.90% of total loans

•	Retail deposit growth of $18.6 million since December 31, 2009

•	Total equity to assets of 9.82%

•	Net Income $81,000

John R. Milleson, President and CEO, stated, “Our third quarter results fell short of expectations and well below the Company’s typical standards. The Bank’s credit quality suffered during the third quarter primarily due to declining real estate values associated with a few large loans and the continuance of the economic malaise. Accordingly, the Bank increased its allowance for loan losses by $2.9 million for the third quarter. Fortunately, strong earnings allowed us to absorb this substantial provision. We will continue to diligently monitor our loan portfolio in an attempt to minimize losses associated with existing and potential credit quality issues.

Because we are confident with our ability to sustain core earnings and have no restrictions associated with government bailout programs, our Board voted to increase the dividend for the quarter to $0.18 per share, marking the 25th consecutive year of a dividend increase.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended September 30, 2010 was $5.6 million compared to $5.5 million for the quarter ended June 30, 2010. Average earning assets have increased $5.9 million since June 30, 2010 while their yield has decreased 11 basis points since June 30, 2010.

Total loan interest income was $5.9 million for the quarters ended September and June 30, 2010. Average loans increased $4.8 million since June 30, 2010. Interest income from the investment portfolio was $1.1 million for the quarters ended September and June 30, 2010. Average investments increased $5.8 million since June 30, 2010.

Total interest expense for the three months ended September and June 30, 2010 was $1.4 million. The average cost of interest bearing liabilities decreased four basis points from the quarter ended June 30, 2010 while the average balance of interest bearing liabilities increased $3.0 million from the quarter ended June 30, 2010.

The net interest margin decreased from 4.38% for the quarter ended June 30, 2010 to 4.31% for the quarter ended September 30, 2010. The decrease in the net interest margin was mostly attributable to the decline in asset yields.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Asset Quality and Provision for Loan Losses

Non performing assets increased from $9.5 million or 1.70% of total assets at June 30, 2010 to $12.2 million or 2.18% of total assets at September 30, 2010. This increase was driven mostly from the increase in nonaccrual loans.

During the third quarter of 2010, the Bank placed 12 loans totaling $5.4 million on non accrual status. A large portion of the $5.4 million was attributed to one loan of $2.2 million on a commercial office building located in Winchester, VA. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. The majority of the loans placed on nonaccrual status during the third quarter are secured by real estate has allocated specific allowances totaling $1.7 million.

Two real estate assets valued at $241,000 were foreclosed upon during the third quarter of 2010 while no sales of foreclosed property were realized during the same period. Loans greater than 90 days past due decreased from $1.4 million at June 30, 2010 to $208,000 at September 30, 2010.

The Company realized $1.6 million in net charge-offs for the quarter ended September 30, 2010 versus $499,000 for the three months ended June 30, 2010. The increased amount of loan charge offs related primarily to two partial charge offs, together totaling $1.2 million, on loans for large residential land development projects. One project is located in Woodstock, VA and the other is in Winchester, VA.

The ratio of allowance for loan losses to total loans was 1.90% at September 30, 2010 and 1.59% at June 30, 2010. The ratio of allowance for loan losses to total nonaccrual loans was 79.35% at September 30, 2010 and 105.45% at June 30, 2010. Provisions for loan losses were $2.9 million for the three months ended September 30, 2010, compared to $750,000 for the quarter ended June 30, 2010. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The increased provision for the quarter resulted from both the increase in specific allocations related to the quarter’s additional nonaccrual loans and to an adjustment to our method of analysis of the allowance for loan losses with respect to the Bank’s loss history. The period of loss history consider for the analysis was shortened in order to better reflect the level of losses that the Bank is currently realizing.

Asset quality remains a primary concern of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio and the workouts of problem assets to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

Non Interest Income and Non Interest Expense

Noninterest income was $1.5 million for the quarter ended September 30, 2010 and $1.4 million for the same period ended June 30, 2010. Income from fiduciary activities increased $26,000 from the three month period ended June 30, 2010. Most of this increase is attributable to an estate that had been settled during the third quarter. Other service charges and fees increased 6.6% or $49,000 from $745,000 for the quarter ended June 30, 2010. This increase resulted mostly from the increase in service release premiums of $61,000.

Noninterest expense was $4.3 million for the quarter ended September 30, 2010 and $4.1 million for the quarter ended June 30, 2010. The increase is attributable to increases in various items including expenses related to other real estate owned, marketing and audit fees. The Company continues to diligently manage and monitor its other operating expenses.

Total Consolidated Assets

Total consolidated assets of the Company at September 30, 2010 were $559.0 million, and were relatively unchanged from total consolidated assets at June 30, 2010. Total loans increased $2.2 million from $410.7 million at June 30, 2010 to $412.9 million at September 30, 2010. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has permitted in the loan portfolio.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $5.2 million to $426.7 million at September 30, 2010 from $421.5 million at June 30, 2010. Most of this growth was realized in the Bank’s lower cost transaction accounts. Brokered deposits were $19.9 million at September 30, 2010 and June 30, 2010.

Securities sold under agreement to repurchase were $14.9 million at September 30, 2010 and $15.0 million at June 30, 2010. Borrowings with the Federal Home Loan Bank of Atlanta were $52.3 million at September, 2010 and $57.3 million at June 30, 2010.

Equity

Shareholders’ equity at September 30, 2010 was $54.9 million and $54.4 million at June 30, 2010. The book value of the Company at September 30, 2010 was $16.86 per common share. Total common shares outstanding were 3,254,204 at September 30, 2010. On October 20, 2010, the board of directors declared a $0.18 per common share cash dividend for shareholders of record as of November 1, 2010 and payable on November 15, 2010.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	3Q10	2Q10	1Q10	4Q09	3Q09

Net Income (dollars in thousands)	$81	$1,484	$1,578	$792	$790
Earnings per share, basic	$0.03	$0.46	$0.49	$0.25	$0.25
Earnings per share, diluted	$0.02	$0.46	$0.49	$0.25	$0.25

Return on average total assets	0.06%	1.07%	1.19%	0.59%	0.60%
Return on average total equity	0.59%	11.13%	12.17%	6.15%	6.33%
Dividend payout ratio	566.67%	36.96%	34.69%	68.00%	68.00%
Fee revenue as a percent of total revenue	21.01%	20.88%	19.93%	18.06%	11.35%

Net interest margin(1)	4.31%	4.38%	4.48%	4.52%	4.51%
Yield on average earning assets	5.34%	5.45%	5.61%	5.67%	5.73%
Yield on average interest-bearing liabilities	1.35%	1.39%	1.44%	1.49%	1.56%
Net interest spread	3.99%	4.06%	4.17%	4.18%	4.17%
Tax equivalent adjustment to net interest income (dollars in thousands)	$198	$202	$204	$191	$195

Non-interest income to average assets	1.04%	1.00%	1.02%	0.96%	0.67%
Non-interest expense to average assets	3.03%	2.97%	3.05%	3.26%	3.20%

Efficiency ratio(2)	59.22%	57.56%	58.01%	62.43%	60.82%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	3Q10	2Q10	1Q10	4Q09	3Q09
BALANCE SHEET RATIOS
Loans to deposits	96.78%	97.45%	97.56%	101.50%	104.31%
Average interest-earning assets to average-interest bearing liabilities	130.60%	130.10%	128.13%	129.55%	136.59%
PER SHARE DATA
Dividends	$0.18	$0.17	$0.17	$0.17	$0.17
Book value	$16.86	$16.85	$16.42	$16.14	$15.88
Tangible book value	$16.86	$16.84	$16.40	$16.13	$15.88
SHARE PRICE DATA
Closing price	$17.00	$16.00	$18.00	$15.75	$15.35
Diluted earnings multiple(1)	1.01	0.96	1.10	0.98	0.97
Book value multiple(2)	1.10	0.95	1.10	0.98	0.97
COMMON STOCK DATA
Outstanding shares at end of period	3,254,204	3,226,923	3,231,964	3,199,636	3,190,304
Weighted average shares outstanding	3,249,236	3,236,763	3,227,129	3,194,970	3,185,806
Weighted average shares outstanding, diluted	3,259,231	3,245,229	3,232,700	3,202,595	3,193,758
CAPITAL RATIOS
Total equity to total assets	9.82%	9.73%	9.65%	9.65%	9.72%
CREDIT QUALITY
Net charge-offs to average loans	1.51%	0.49%	0.23%	0.37%	0.14%
Total non-performing loans to total loans	2.44%	1.84%	1.84%	1.27%	0.34%
Total non-performing assets to total assets	2.18%	1.70%	1.64%	1.48%	0.81%
Non-accrual loans to:
total loans	2.39%	1.51%	1.84%	1.26%	0.27%
total assets	1.77%	1.11%	1.35%	0.95%	0.20%
Allowance for loan losses to:
total loans	1.90%	1.59%	1.56%	1.48%	1.25%
non-performing assets	64.20%	69.04%	69.85%	75.46%	116.68%
non-accrual loans	79.35%	105.45%	84.62%	117.08%	458.66%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$208	$1,366	$2	$13	$284
Non-accrual loans	9,870	6,204	7,434	5,099	1,067
Other real estate owned and repossessed assets	2,122	1,906	1,571	2,799	2,845
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$1,618	$531	$281	$448	$617

(Recoveries)	(58)	(32)	(52)	(72)	(79)
Net charge-offs (recoveries)	1,560	499	229	376	537
PROVISION FOR LOAN LOSSES (dollars in thousands)	$2,850	$750	$550	$1,450	$1,050
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$6,542	$6,291	$5,970	$4,896	$4,383
Provision	2,850	750	550	1,450	1,050
Net charge-offs (recoveries)	1,560	499	229	376	537
Balance at the end of period	$7,832	$6,542	$6,291	$5,970	$4,896

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 9/30/2010	Unaudited 6/30/2010	Unaudited 3/31/2010	Audited 12/31/2009	Unaudited 9/30/2009

Assets
Cash and due from banks	$12,439	$18,951	$24,385	$7,354	$8,625
Federal funds sold	—	—	—	179	—
Securities available for sale, at fair value	112,175	107,104	100,148	101,210	97,882
Loans, net of allowance for loan losses	405,075	404,177	398,134	398,096	387,418
Bank premises and equipment, net	15,881	15,591	14,984	14,778	14,980
Other assets	13,402	13,059	11,904	13,768	12,180

Total assets	$558,972	$558,882	$549,555	$535,385	$521,085

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$97,409	$94,354	$91,477	$90,575	$87,105
Savings and interest bearing demand deposits	177,798	177,999	171,317	170,485	159,928
Time deposits	151,456	149,098	151,765	137,047	128,565

Total deposits	$426,663	$421,451	$414,559	$398,107	$375,598
Federal funds purchased and securities sold under agreements to repurchase	14,920	14,987	14,628	14,016	21,807
Federal Home Loan Bank advances	52,250	57,250	57,250	62,250	62,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	3,047	3,616	2,847	2,152	3,548
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$504,097	$504,521	$496,501	$483,742	$470,420

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,090	8,067	8,045	7,999	7,976
Surplus	8,930	8,733	8,559	8,504	8,307
Retained earnings	35,544	36,014	35,079	34,048	33,804
Accumulated other comprehensive income	2,311	1,547	1,371	1,092	578

Total shareholders’ equity	$54,875	$54,361	$53,054	$51,643	$50,665

Total liabilities and shareholders’ equity	$558,972	$558,882	$549,555	$535,385	$521,085

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, dollars in thousands)

	For the Three Months Ended,
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Interest and Dividend Income
Interest and fees on loans	$5,875	$5,873	$5,807	$5,934	$5,765
Interest on federal funds sold	—	8	3	1	2
Interest and dividends on securities available for sale:
Taxable interest income	753	621	595	617	666
Interest income exempt from federal income taxes	320	324	328	304	307
Dividends	—	108	111	113	116
Interest on deposits in banks	1	—	—	—	1

Total interest and dividend income	$6,949	$6,934	$6,844	$6,969	$6,857

Interest Expense
Interest on deposits	$741	$765	$784	$806	$826
Interest on federal funds purchased and securities sold under agreements to repurchase	97	96	98	98	102
Interest on Federal Home Loan Bank advances	461	460	455	464	484
Interest on trust preferred capital notes	80	79	77	80	82

Total interest expense	$1,379	$1,400	$1,414	$1,448	$1,494

Net interest income	$5,570	$5,534	$5,430	$5,521	$5,363
Provision For Loan Losses	2,850	750	550	1,450	1,050

Net interest income after provision for loan losses	$2,720	$4,784	$4,880	$4,071	$4,313

Noninterest Income
Income from fiduciary activities	$248	$222	$240	$174	$200
Service charges on deposit accounts	438	477	446	522	537
Other service charges and fees	794	745	668	534	634
(Loss) Gain on the sale of bank premises and equipment	—	—	—	(5)	—
(Loss) on the sale of repossessed assets	3	(123)	(126)	15	(50)
Gain (Loss) on sales of AFS securities	—	—	98	20	(439)
Other operating income	(8)	62	38	29	(4)

Total noninterest income	$1,475	$1,383	$1,364	$1,289	$878

Noninterest Expenses
Salaries and employee benefits	$2,334	$2,344	$2,189	$2,312	$2,493
Occupancy expenses	260	281	292	264	291
Equipment expenses	172	144	152	153	176
Advertising and marketing expenses	138	95	105	85	142
Stationery and supplies	69	47	65	94	52
ATM network fees	194	265	157	95	20
FDIC assessment	179	178	314	216	204
Other operating expenses	943	751	785	1,145	803

Total noninterest expenses	$4,289	$4,105	$4,059	$4,364	$4,181

Income before income taxes	$(94)	$2,062	$2,185	$996	$1,010
Income Tax Expense	(175)	578	607	204	220

Net income	$81	$1,484	$1,578	$792	$790

Earnings Per Share
Net income per common share, basic	$0.03	$0.46	$0.49	$0.25	$0.25

Net income per common share, diluted	$0.02	$0.46	$0.49	$0.25	$0.25

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended September,
	2010			2009
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	75,933	2,971	3.91%	65,095	3,103	4.77%
Tax-Exempt (1)	34,188	1,924	5.63%	33,144	1,841	5.55%

Total Securities	110,121	4,895	4.45%	98,239	4,944	5.03%

Loans:
Taxable	405,430	23,056	5.69%	383,465	22,589	5.89%
Tax-Exempt (1)	5,439	383	7.03%	6,090	431	7.08%

Total Loans	410,869	23,439	5.73%	389,555	23,020	5.91%
Federal funds sold	170	—	0.00%	496	7	1.41%
Interest-bearing deposits in other banks	9,710	20	0.20%	185	2	1.08%

Total earning assets	530,870	28,354	5.34%	488,475	27,973	5.73%

Allowance for loan losses	(6,736)			(4,499)
Total non-earning assets	37,020			34,558

Total assets	561,154			518,534

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	68,847	243	0.35%	59,995	246	0.41%
Money market accounts	67,903	387	0.57%	58,952	428	0.73%
Savings accounts	40,467	66	0.16%	37,347	78	0.21%
Time deposits:
$100,000 and more	62,489	758	1.21%	48,606	813	1.67%
Less than $100,000	88,291	1,485	1.68%	88,175	1,710	1.94%

Total interest-bearing deposits	327,997	2,939	0.90%	293,075	3,275	1.12%
Federal funds purchased and securities sold under agreements to repurchase	14,933	385	2.58%	17,146	402	2.34%
Federal Home Loan Bank advances	56,326	1,829	3.25%	62,141	1,922	3.09%
Trust preferred capital notes	7,217	317	4.40%	7,217	155	2.15%

Total interest-bearing liabilities	406,473	5,470	1.35%	379,579	5,754	1.52%

Noninterest-bearing liabilities:
Demand deposits	95,627			86,002
Other Liabilities	3,804			3,539

Total liabilities	505,904			469,120
Shareholders’ equity	55,250			49,414

Total liabilities and shareholders’ equity	561,154			518,534

Net interest income		22,884			22,219

Net interest spread			3.99%			4.21%
Interest expense as a percent of average earning assets			1.03%			1.18%
Net interest margin			4.31%			4.55%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended June,
	2010			2009
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	70,278	2,924	4.16%	71,617	3,478	4.86%
Tax-Exempt (1)	34,022	1,969	5.79%	32,614	1,814	5.56%

Total Securities	104,299	4,893	4.69%	104,231	5,292	5.08%

Loans:
Taxable	400,245	23,287	5.82%	380,692	22,595	5.94%
Tax-Exempt (1)	5,815	409	7.03%	6,221	393	6.32%

Total Loans	406,060	23,696	5.84%	386,913	22,988	5.94%
Federal funds sold	—	—	0.00%	7,647	12	0.16%
Interest-bearing deposits in other banks	14,588	20	0.14%	215	8	3.72%

Total earning assets	524,947	28,609	5.45%	499,006	28,300	5.67%

Allowance for loan losses	(6,037)			(4,359)
Total non-earning assets	35,541			35,402

Total assets	554,451			530,049

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	68,958	310	0.45%	57,173	287	0.50%
Money market accounts	65,287	429	0.66%	60,352	557	0.92%
Savings accounts	40,964	80	0.20%	36,734	124	0.34%
Time deposits:
$100,000 and more	60,487	732	1.21%	53,221	1,109	2.08%
Less than $100,000	88,341	1,501	1.71%	102,638	2,257	2.20%

Total interest-bearing deposits	324,037	3,068	0.95%	310,118	4,334	1.40%
Federal funds purchased and securities sold under agreements to repurchase	14,981	370	2.47%	14,685	382	2.60%
Federal Home Loan Bank advances	57,250	1,846	3.22%	62,250	2,125	3.41%
Trust preferred capital notes	7,217	317	4.39%	7,217	317	4.39%

Total interest-bearing liabilities	403,485	5,601	1.39%	394,270	7,158	1.82%

Noninterest-bearing liabilities:
Demand deposits	94,304			84,477
Other Liabilities	3,203			3,230

Total liabilities	500,992			481,978
Shareholders’ equity	53,459			48,072

Total liabilities and shareholders’ equity	554,451			530,049

Net interest income		23,008			21,142

Net interest spread			4.06%			3.85%
Interest expense as a percent of average earning assets			1.07%			4.30%
Net interest margin			4.38%			4.24%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

GAAP Financial Measurements:
Interest Income - Loans	$5,875	$5,873	$5,807	$5,934	$5,765
Interest Income - Securities and Other Interest-Earnings Assets	1,074	1,061	1,037	1,035	1,092
Interest Expense - Deposits	741	765	784	806	826
Interest Expense - Other Borrowings	638	635	630	642	668

Total Net Interest Income	$5,570	$5,534	$5,430	$5,521	$5,363

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$33	$35	$35	$35	$37
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	165	167	169	156	158

Total Tax Benefit on Tax-Exempt Interest Income	$198	$202	$204	$191	$195

Tax-Equivalent Net Interest Income	$5,768	$5,736	$5,634	$5,712	$5,558